UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51626	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2007, Under Armour, Inc. (the “Company”) entered into an office lease for additional space to be developed at the site of the Company’s corporate headquarters located in Baltimore, Maryland. The Office Lease (the “Lease”) by and between the Company and 1450 Beason Street LLC provides 138,198 square feet of office, showroom and retail space to be made available in three phases, with estimated delivery dates of April 30, August 31 and November 30, 2008. The initial term of the Lease ends six years from the rent commencement date of the third and final phase of the space following substantial completion of such space. The Lease provides an option to renew for two periods of two years each.

A copy of the Lease is included as Exhibit 10.1 to this Form 8-K. The descriptions set forth in this report of the terms and conditions of the Lease are qualified in their entirety by reference to the full text of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 10.1: Office Lease dated December 14, 2007, by and between 1450 Beason Street LLC and Under Armour, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: December 20, 2007	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Executive Vice President and Chief Financial Officer